Exhibit 10.1

KIMBALL INTERNATIONAL, INC.

PERFORMANCE UNIT AWARD AGREEMENT

THIS PERFORMANCE UNIT AWARD AGREEMENT (“Award Agreement”), dated the ____ day of ___________, 20__ (“Award Date”), is granted by KIMBALL INTERNATIONAL, INC., an Indiana corporation, (“Company”), to _________________ (“Employee”) pursuant to the terms of the Company’s Amended and Restated 2003 Stock Option and Incentive Plan (“Plan”) and the Company’s Total Shareholder Return program.

WHEREAS, the Board of Directors and the Compensation and Governance Committee of the Company (“Committee”) believe it to be in the best interests of the Company and its share owners for its officers and other key employees to obtain or increase their stock ownership interest in the Company in order that they will thus have a greater incentive to work for and manage the Company's affairs in such a way that its shares may become more valuable; thereby aligning the personal interests of officers and key employees with those of the Company's share owners; and

WHEREAS, the Employee is employed by the Company or one of its subsidiaries as an officer or key employee;

NOW THEREFORE, in consideration of these premises and of services to be performed by the Employee, the Company hereby grants this Performance Unit Award to the Employee on the terms and conditions hereinafter expressed and subject to the terms of the Plan.

1.	GRANT OF PERFORMANCE UNITS
The Company hereby grants to the Employee a total of _________ (__) Performance Units under this Award Agreement, subject to the terms and conditions set forth in this Award Agreement and the Plan (the “Award”). Each Performance Unit represents the right to receive one (1) share (a “Share”) of Common Stock of the Company, previously known as Class B shares (“Common Stock”), subject to the eligibility, performance and other terms and conditions set forth in this Award Agreement and the Plan. The number of Performance Units granted above will function as a target (the “Target”), with the number of actual Performance Units, if any, ultimately earned under this Award Agreement to be determined in accordance with the terms of this Award Agreement and the Plan.

2.	PERFORMANCE CYCLE
For purposes of this Award, the “Performance Cycle” is the __-month period commencing ____________ and ending _________.

3.	SATISFACTION OF PERFORMANCE-BASED CONDITIONS
Subject to the eligibility conditions described in Section 4 of this Award Agreement, and the satisfaction of the performance conditions set forth in Section 5 of this Award Agreement, the Company intends to award Shares hereunder to the Employee at the end of the Performance Cycle. Except as set forth in Section 4.C.(ii) and Section 7 of this Award Agreement, no Shares in settlement of the Performance Units shall be issued to the Employee prior to the end of the Performance Cycle.

4.	ELIGIBILITY CONDITIONS

A.
If the Employee remains in Continuous Service through the last day of the Performance Cycle, the Employee will be entitled to the number of Performance Units, if any, determined to be earned by the Employee under the terms and conditions of this Award Agreement and the Plan.

B.
If the Employee ceases Continuous Service before the end of the Performance Cycle for any reason other than Disability, death or Retirement, the Employee will forfeit all rights with respect to any Performance Units under this Award Agreement.

C.	Disability, Death or Retirement.

(i)
If the Employee ceases Continuous Service before the end of the Performance Cycle by reason of Disability or Retirement, the number of Performance Units to which Employee may be entitled under this Award Agreement, if any, will be determined as of the last day of the Performance Cycle, but shall be prorated to reflect the portion of the Performance Cycle that the Employee worked prior to such Disability or Retirement.

(a)	Continuous Service, Disability and Retirement are defined in the Plan.

(b)
To be considered a Retirement under this Award Agreement, the Employee must have incurred a Separation of Service, as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). “Separation from Service” shall mean a "separation from service" within the meaning of Code Section 409A(a)(2)(A)(i) and Treasury regulation section 1.409A-1(h) and shall mean with respect to an Employee, the complete termination of the employment relationship between the Employee and the Company and/or all affiliated employers within the meaning of Code Section 414(b) or (c), for any reason other than death.

(ii)
If the Employee ceases Continuous Service before the end of the Performance Cycle by reason of the Employee’s death, the Performance Cycle for purposes of this Award Agreement shall be treated as ending on the date of the Employee’s death. In the event of Employee’s death, the Performance Unit Payout shall be at 100% of Target and prorated for the modified Performance Cycle. Except as provided below, the Shares corresponding to such earned Performance Units shall be paid within thirty (30) days following the date of the Employee’s death.

D.	Notwithstanding anything to the contrary set forth in the Plan or this Award Agreement, the Employee shall forfeit any Performance Units awarded hereunder in the event that:

(i)
The Employee is discharged by the Company from his or her employment with the Company for Cause. For purposes herein, “Cause” shall mean, with respect to termination of the Employee’s employment with the Company, one or more of the following occurrences: (1) Employee’s willful and continued failure to perform substantially the duties of Employee’s position or to follow lawful instructions of a senior executive or the Board of Directors, if such failure continues for a period of five days after the Company delivers to Employee a written notice identifying such failure; (2) Employee’s conviction of a felony or of another crime that reflects adversely on the Company; or (3) Employee’s engaging in fraudulent or dishonest conduct, gross misconduct that is injurious to the Company, or any misconduct that involves moral turpitude; or

(ii)
The Employee breaches any of his or her employee and ancillary agreements, including without limitation, any confidentiality or non-solicitation obligation documented by agreement (collectively, “Employee Agreement”). In addition, for purposes herein, an Employee shall be deemed to have breached an Employee Agreement if the Employee seeks judicial intervention to limit or nullify the terms of such agreement.

E.
In the event that Performance Units are earned by, and Shares are paid to, the Employee under this Award Agreement and within twelve (12) months after the payment of such Shares to the Employee, (a) the Company identifies facts that result in, or, in the event of payment of such Shares as a result of Retirement or Disability, would have resulted in, a termination for Cause, or (b) the Employee breaches an Employee Agreement, then, in addition to the forfeiture under Section 4.D. of this Award Agreement, the Employee agrees to repay the value of such Shares received under this Award Agreement within thirty (30) days of the date of written demand by the Company (“Clawback Amount”).

5.	PERFORMANCE CONDITIONS – DETERMINATION OF TOTAL NUMBER OF PERFORMANCE UNITS EARNED AND VESTED

A.
Earned Performance Units will vest in full on the last day of the Performance Cycle and will be paid in Shares as soon as administratively practicable after the close of the Performance Cycle, but in no event more than 30 days following the last day of the Performance Cycle.

B.
Subject to the eligibility conditions in Section 4 of this Award Agreement, after completion of the Performance Cycle, the total number of Performance Units determined to be earned and vested will be based entirely on the Company’s Relative Total Shareholder Return (“Relative TSR”), as determined in this Section 5.B., as of the last day of the Performance Cycle. For purposes of this Award, Total Shareholder Return (“TSR”) shall be expressed as a compound annual growth rate as calculated in the following example, with the ##-month period representing the number of months of the award:

TSR =	(	Ending stock price + dividends paid	)	12 ##	– 1
Beginning stock price

(i)
“Beginning Stock Price” shall mean the average closing price as reported on the Nasdaq National Market (or such other principal exchange on which the Company’s Common Stock is then listed for trading), of one (1) Share of the Company’s Common Stock for the thirty (30) trading days immediately prior to the first day of the Performance Cycle. Should Company enter into a stock split or reverse stock split during the Performance Cycle, the Beginning Stock Price will be equitably adjusted in the calculation to address this change in shares outstanding.

(ii)
“Ending Stock Price” shall mean the average closing price as reported on the Nasdaq National Market (or such other principal exchange on which the Company’s Common Stock is then listed for trading) of one (1) Share of the Company’s Common Stock for the last thirty (30) trading days of the Performance Cycle.

(iii)
“Dividends Paid” shall include all dividends declared, with an ex-dividend date within the Performance Cycle, if any, with respect to the Shares underlying the Performance Units that are the subject of this Award Agreement.

(iv)
To determine Relative TSR, a peer group of companies approved by the Committee will be used. The peer group shall consist of those companies set forth on Exhibit 1 to this Award Agreement. If any company in the then-applicable peer group declares bankruptcy, the company shall remain in the peer group. However, if a company in the peer group undergoes a corporate transaction or other reorganization, such as a spin, split, or delisting, that company shall be removed from the beginning and ending calculations.

(v)
Each peer group company’s TSR expressed as a compound annual growth rate (“CAGR”) will be determined at the end of the Performance Cycle. The 80th, 50th and 30th percentile TSRs of the peer group will then be computed to determine the Performance Unit Payout as a Percent of Target in accordance with the following chart. The TSR for companies included in the peer group shall be calculated using the same formula as for the Company, but using each peer group company’s own stock price and dividends.

Relative TSR	Performance Unit Payout as a Percent of Target
80th Percentile and above	200%
50th Percentile	100%
30th Percentile	50%
Less than 30th Percentile	0%

For any Relative TSR between the 80th and 50th percentiles, or between the 50th and 30th percentiles, the payout percentage of the Target shall be interpolated. Notwithstanding any other provision of this Award Agreement and in accordance with the terms of the Plan, the maximum aggregate payout under this Award Agreement shall not exceed 200% of the Target.

Example: An Employee is granted a target of 10 Performance Units for a Performance Cycle. If the Company’s Relative TSR for the Performance Cycle positions the Company at the 65th Percentile of the peer group, the Employee would be entitled to receive 15 Shares (based on interpolating from the chart to a 150% Award payout).

Notwithstanding the provisions and chart above for determination of the Performance Unit payout percentage, if the Company’s TSR for the Performance Cycle is less than zero, the payout as a percentage of the Target shall not exceed 100%.

6.	SETTLEMENT OF THE AWARD AND DELIVERY OF SHARES
The number of earned Performance Units shall be determined by multiplying the number of Performance Units granted in Section 1 of this Award Agreement by the applicable percentage from the chart in Section 5 of this Award Agreement corresponding to the Company’s Relative TSR for the Performance Cycle. Earned Performance Units shall be paid in Shares, as soon as administratively practicable following the close of the applicable Performance Cycle, but in no event more than 30 days following the last day of the

Performance Cycle. In determining the number of Shares to be paid to the Employee, the Shares will be rounded down to the number of full shares, excluding any fractional shares.

7.	CHANGE IN CONTROL
Notwithstanding the foregoing provisions of this Award Agreement, in the event of a Change in Control during the Performance Cycle, the Performance Cycle for purposes of this Award Agreement shall be treated as ending on the earlier of the last date of the original Performance Cycle in Section 2 of this Award Agreement or the effective date of the Change in Control. In the event of a Change in Control, the Performance Unit Payout shall be at 100% of Target and prorated for the modified Performance Cycle. Except as provided below, the Shares corresponding to such earned Performance Units shall be paid within thirty (30) days following the effective date of the Change in Control.

For purposes herein, “Change in Control” means the consummation of any of the following that is not an Excluded Transaction: (i) the acquisition, by any one person or more than one person acting as a Group, of Majority Ownership of a Relevant Company through merger, consolidation, or stock transfer; (ii) the acquisition during any 12-month period, by any one person or more than one person acting as a Group, of ownership interests in a Relevant Company possessing 35 percent or more of the total voting power of all ownership interests in the Relevant Company; (iii) the acquisition of ownership during any 12-month period, by any one person or more than one person acting as a Group, of 40 percent or more of the total gross fair market value of the assets of a Relevant Company; or (iv) the replacement of a majority of members of the Board of Directors during any 12-month period, by members whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election. For purposes of this definition: "Relevant Company" means, with respect to Employee, Kimball International, Inc., any Affiliate that employs Employee, any entity that has Majority Ownership of either Kimball International, Inc. or that Affiliate, or any entity in an uninterrupted chain of Majority Ownership culminating in the ownership of Kimball International, Inc. or that Affiliate; "Excluded Transaction" means any occurrence that does not constitute a change in the ownership or effective control, or in the ownership of a substantial portion of the assets of, a Relevant Company within the meaning of Code Section 409A(a)(2)(A)(v) and its interpretive regulations; "Majority Ownership" of an entity means ownership interests representing more than fifty percent (50%) of the total fair market value or of the total voting power of all ownership interests in the entity; "Group" has the meaning provided in Code Section 409A and its interpretive regulations with respect to changes in ownership, effective control, and ownership of assets; and an individual who owns a vested option to purchase either stock or another ownership interest is deemed to own that stock or other ownership interest.

8.	SHARE CHANGES
If the Company shall at any time change the number of shares of its Common Stock without new consideration to the Company (such as by stock dividend or stock split), the total number of shares subject to the Award Agreement hereunder shall be changed in proportion to the change in issued shares. If during the term of this Award Agreement the Common Stock of the Company shall be changed into another kind of securities of the Company or into cash, securities or evidences of indebtedness of another corporation, other property or any combination thereof, whether as a result of reorganization, sale, merger, consolidation, or other similar transaction, the Company shall cause adequate provision to be made whereby the Recipient shall thereafter be entitled to receive upon expiration of the Award Agreement, the cash, securities, evidences of indebtedness, other property or any combination thereof, the Recipient would have been entitled to receive for Common Stock acquired through this Award Agreement immediately prior to the effective date of such transaction. If appropriate, the number of shares of this

Award Agreement following such reorganization, sale, merger, consolidation or other similar transaction may be adjusted, in each case in such equitable manner as the Committee may select.

9.	TRANSFER
Neither this Award nor any right or interest of the Employee in any Award under the Plan may be assigned, encumbered or transferred otherwise than by will or the laws of descent and distribution.

10.	VOTING RIGHTS AND DIVIDENDS
The Employee will not have any voting rights with respect to the Performance Units and shall not be entitled to receive any Dividends Paid or dividends declared with respect to the Performance Units subject to this Award Agreement. The Employee will obtain voting rights and become entitled to receive any dividends only after any earned Shares are transferred to the Employee.

11.	TAXES AND WITHHOLDING
Payment of the Award under this Award Agreement, under current applicable laws, will result in various federal and/or state taxes becoming due, including, but not limited to, income and social security. The Employee is responsible for the timely payment of these taxes, and provision will be made by the Company to satisfy these obligations by withholding of Shares equal in value to the minimum amount of federal, state and local taxes required by the taxing authorities. The value of the Shares withheld will be determined by using the appropriate method under applicable tax regulations.

12.	ADMINISTRATION
This Award Agreement and your rights under it are subject to all terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. The parties acknowledge that the Committee or its designee is authorized to administer, construe and make all determinations necessary or appropriate to the administration of the Plan and this Award Agreement, in its sole discretion, all of which shall be binding on the Employee.

13.	AMENDMENT
In the event any new modifications or changes are made to existing laws that render any or all of this Award Agreement illegal or unenforceable, this Award Agreement may be amended to the extent necessary in order to carry out the intention of the Award to the Employee. The Committee may amend this Award Agreement in other respects, without the Employee’s consent, if the amendment will not have an adverse effect on the Employee’s rights under this Agreement as in effect immediately before the amendment.

14.	RESTRICTIONS ON SHARES
There will be no restrictions on the Shares of Common Stock paid to the Employee under this Award Agreement.

15.	CODE SECTION 409A

A.
The parties intend that the payments and benefits under the Plan and this Award Agreement comply with Code Section 409A, to the extent applicable, and accordingly, to the maximum extent permitted, the Plan and this Award Agreement shall be interpreted and administered to be in compliance therewith. Any payments described in this Award

Agreement or the Plan that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise.

B.
Notwithstanding any provisions in the Plan to the contrary, to the extent that the Company has any stock which is publicly traded on an established securities market or otherwise, if the Employee is a Specified Employee and Separates from Service, any payment of deferred compensation, within the meaning of Code Section 409A, otherwise payable under this Award Agreement because of employment termination will be suspended until, and will be paid to the Employee on, the first day of the seventh month following the month in which Separation from Service occurs. Payments delayed by the preceding sentence shall be accumulated and paid on the earliest administratively feasible date permitted by such sentence. “Specified Employee” shall mean an individual who, at the time of his or her Separation from Service, is a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) and Treasury regulation section 1.409A-1(i).

16.	PLAN CONTROLLING
The Award is subject to all of the terms and conditions of the Plan except to the extent that those terms and conditions are supplemented or modified by this Award Agreement, as authorized by the Plan. Capitalized terms used in this Award Agreement and not otherwise defined herein shall have the meanings assigned to them in the Plan. All determinations and interpretations of the Committee shall be binding and conclusive upon the Employee and his or her legal representatives.

17.	QUALIFICATION OF RIGHTS
Neither this Award Agreement nor the existence of the Award shall be construed as giving the Employee any right (a) to be retained as an employee of the Company; or (b) as a shareholder with respect to the shares of Common Stock earned pursuant to the Award until the certificates for the Common Stock have been issued and delivered to the Employee.

18.	GOVERNING LAW
This Award Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.

19.	REPRESENTATIONS AND WARRANTIES

A.	The Employee represents and warrants that he or she has received and reviewed a Plan Memorandum, which summarizes the provisions of the Plan.

B.
The Company makes no representations or warranties as to the tax consequences of and benefits vested or payable under this Award, and in no event shall the Company be responsible or liable for any taxes, penalties or interest assessed against the Employee for any benefit or payment provided under this Award.

C.
The Employee represents and warrants his/her understanding that the grant of the Performance Units by the Company is voluntary and does not create in the Employee any contractual or other right to receive future grants of Performance Units, or benefits in lieu of Performance Units in any circumstance. All decisions with respect to any future awards will be made in the sole discretion of the Company.

20.	SUCCESSORS AND ASSIGNS
This Award Agreement shall be binding upon and inure to the benefit of the successors, assigns and heirs of the respective parties.

21.	WAIVER
The failure of a party to insist upon strict adherence to any term of this Award Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Award Agreement.

22.	TITLES
Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Award Agreement.

IN WITNESS WHEREOF, the Company has caused the execution hereof by its duly authorized officer and Employee has agreed to the terms and conditions of this Award Agreement, all as of the day and date first above written.

The Company

By:
[Name] [Title] Kimball International, Inc.

The undersigned employee has read, acknowledged and accepts the terms of the Award, the Award Agreement, and the Plan.

Employee Signature

Exhibit 1
Peer Group Companies